Exhibit 107
Calculation of Filing Fee Tables

FORM S-8
(Form Type)

CHEWY, INC.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Class A Common Stock, par value $0.01 per share, reserved for issuance pursuant to the Chewy, Inc. 2022 Omnibus Incentive Plan	Other(2)	45,320,000(3)	$42.295	$1,916,809,400.00	0.0000927	$177,688.23
Fees Previously Paid								—
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts							$177,688.23
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$177,688.23

(1)    Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Class A Common Stock which become issuable under the above-named plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of shares of our outstanding Class A Common Stock.

(2)    Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) of the Securities Act. The price per share and aggregate offering price are calculated on the basis of $42.295, the average of the high and low price of the registrant’s common stock on July 14, 2022, as reported on the New York Stock Exchange.

(3)    Represents shares of Class A Common Stock issuable pursuant to the Chewy, Inc. 2022 Omnibus Incentive Plan (the “Plan”) being registered herein, which shares consist of shares of Class A Common Stock reserved and available for delivery with respect to awards under the Plan, shares of common stock that may again become available for delivery with respect to awards under the Plan pursuant to the share counting, share recycling and other terms and conditions of the Plan.